UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

NightFood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	333-193347	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 White Plains Road – Suite 520, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

212-828-8275

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Dismissal of Beckstead & Company, C.P.A.’s

On December 4, 2014 the Board of Directors of NightFood Holdings, Inc. (the “Company” dismissed Beckstead & Company, C.P.A.’s  (“B&C”) as its independent registered public accounting firm.

The report of B&C on the Company’s financial statements for the year ended June 30, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles but did include an explanatory paragraph and footnote questioning the Company’s ability to continue as a going concern. During the period of B&C’s engagement as the Company’s independent registered public accounting firm through December 4, 2014 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with B&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&C, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

A letter confirming the foregoing from B&C is included as Exhibit 16.1 to Current Report this Form 8-K.

(b) Engagement of RBSM LLP

On December 4, 2014, the Board of Directors appointed RBSM LLC (“RBSM”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as the Company’s independent registered public accounting firm. During our two most recent fiscal years and through December 4, 2014, neither the Company nor anyone on the Company’s behalf consulted RBSM regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Financial Information

None

Exhibits:

16.1

Letter from B&C

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.
December 5, 2014	By: /s/ Sean Folkson
Sean Folkson Chief Executive Officer